EXHIBIT 99

MBT Financial Corp. Announces Fourth Quarter and Full Year 2013 Profit

MONROE, Mich., January 30, 2014 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a pre-tax profit of $2,322,000 for the fourth quarter of 2013, compared to pre-tax profit for the fourth quarter of 2012 of $618,000. Pre-tax profit for the full year 2013 was $7,424,000, compared to the pre-tax profit of $5,042,000 for the full year 2012. Net profit for the fourth quarter totaled $1,640,000 ($0.09 per share, basic and diluted), compared to a net profit of $5,687,000 ($0.33 per share, basic and diluted) for the fourth quarter of 2012. Net profit for the year ended December 31, 2013 was $25,537,000, ($1.43 per share basic and $1.41 per share diluted), compared to $8,545,000, or $0.49 per share (basic and diluted) for the year ended December 31, 2012. The Company reversed $5.0 million of the valuation allowance on its deferred tax asset in the fourth quarter of 2012 and the remaining $18.8 million of the valuation allowance was eliminated in the third quarter of 2013.

Earnings for the Company improved this quarter due to an increase in the net interest income and a decrease in the provision for loan losses. The net interest margin increased from 2.92% in the fourth quarter of 2012 to 3.23% in the fourth quarter of 2013 as the cost of funds decreased more than the yield on assets, and the provision for loan losses decreased from $2,500,000 in the fourth quarter of 2012 to $100,000 in the fourth quarter of 2013 due to the significant improvement in asset quality. The improvement in loan quality over the past year allowed the Company to reduce the Allowance for Loan and Lease Losses $1.1 million, lowering the ALLL from 2.75% of loans at the end of 2012 to what remains a robust 2.71% as of the end of 2013.

Non-interest income decreased $335,000, or 8.0% in the fourth quarter of 2013 compared to the fourth quarter of 2012. Wealth management fees decreased $74,000, or 6.3% due to an estate settlement fee collected in the fourth quarter of 2012. Mortgage loan origination income decreased $182,000, or 65.5% as higher mortgage rates in 2013 significantly reduced mortgage loan origination activity compared to a year ago.

Total non-interest expenses increased $574,000, or 6.1% in the fourth quarter of 2013 compared to the fourth quarter of 2012, primarily due to an increase of $488,000, or 9.4% in salaries and benefits for the incentive compensation accrual and an increase of $288,000, or 46.5% in occupancy expenses for higher maintenance and property tax expenses.

The Company remains in the process of an Internal Revenue Service audit for its 2007 through 2010 tax years. There has not been any recent progress on our audit as the IRS is in the process of resolving a variety of issues that affect their audits of financial institutions. While we cannot predict the outcome of the IRS audit, or any appeal we may pursue as a result of an IRS assessment from the audit, we are optimistic that a settlement agreement will be reached without the need to record significant additional tax expense.

Total assets of the company decreased $45.3 million compared to December 31, 2012. Cash and investment securities decreased $37.5 million as the Bank used cash and proceeds from investment maturities and sales to retire maturing Federal Home Loan Bank borrowings in 2013. Total loans held for investment decreased $29.7 million since the end of 2012 as loan payments received and a reduction in problem loans exceeded new loan origination. Capital increased $27.1 million since the end of last year as the year to date profit of $25.5 million and the issuance of $12.3 million of common stock were offset by the $10.8 million increase in the Accumulated Other Comprehensive Loss (AOCL). The AOCL increased due to an increase in market yields during 2013 which caused the unrealized loss on investment securities that are classified as available for sale to increase. The ratio of equity to assets increased from 6.59% at the end of 2012 to 9.04% at December 31, 2013, however, the current rules regarding regulatory capital ratios exclude the unrealized gains or losses on securities available for sale and the amount of deferred tax assets that will not be realized in the next four quarters. As a result, the entire increase in equity capital is not reflected in the regulatory capital ratios and the Bank’s Tier 1 Leverage ratio increased from 6.38% as of December 31, 2012 to 8.43% as of December 31, 2013. The Bank remains adequately capitalized as measured by applicable regulatory standards. The company’s liquidity position remains very strong, with cash and investments only decreasing from 43.0% of assets at the end of 2012 to 41.5% at the end of 2013.

Economic conditions in southeast Michigan continue to improve, and this quarter we experienced another significant improvement in problem assets. During the fourth quarter of 2013, non-performing loans decreased $1,734,000, or 3.0%, Other Real Estate Owned decreased $1,202,000, or 11.1%, and problem loans still performing decreased $3,780,000, or 12.9%. Total problem assets, which include non-performing assets and problem loans that are still performing, decreased $6.8 million, or 6.7% compared to September 30, 2013 and $30.7 million, or 24.5% compared to a year ago.

H. Douglas Chaffin, President and CEO, commented, “We are pleased to report another profit and considerable improvement in most asset quality metrics this quarter. As the economic conditions continue to improve, we expect to see an improvement in loan demand. New loan activity was good in the fourth quarter, however, the resolution of some problem credit relationships and payments received on other loans exceeded the new loan activity, resulting in a small decrease in total loans during the quarter. Our existing commercial loan pipeline remains strong compared to a year ago, and when loan growth resumes it will help our net interest margin and net interest income improve also. We continue to have a solid deposit base and a very liquid balance sheet. This liquidity and the recent addition of capital from the private placement that we announced late in the year have us well positioned for increased lending activity. We are also very pleased with the announcement of our private placement of common stock with two highly regarded long term community bank investors.

Mr. Chaffin concluded, “Local and national economic indicators continue to improve, but we are cautiously monitoring the recent signs of relative strength in the local and regional recovery. While we remain concerned about the effect of global and national issues on our local economy, we are optimistic that our progress will continue in 2014. We will continue to focus our efforts on improving asset quality and maintaining liquidity, and also increase our efforts to improve profitability by growing our loan portfolio and improving our operational efficiency. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the fourth quarter results on Friday, January 31, 2014, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (888) 317-6016. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 317-6016. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10039077. The replay will be available until February 28, 2014 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company

MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, Monroe Bank & Trust (MBT) is one of the largest independently owned community banks in Southeast Michigan. With over $1 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach. MBT’s Wealth Management Group (WMG) is one of the largest and most respected in Michigan. The WMG has been listed as a Top Money Management firm for assets under management by Crain’s Detroit Business. With 24 offices, 46 ATMs, convenient mobile and online banking, a robust Web and social media presence and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience. Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2013	2013	2013	2013	2012
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2013	2012

EARNINGS
Net interest income	$8,529	$8,539	$8,089	$8,044	$8,316	$33,201	$34,649
FTE Net interest income	$8,670	$8,680	$8,226	$8,185	$8,456	$33,761	$35,263
Provision for loan and lease losses	$100	$200	$400	$1,500	$2,500	$2,200	$7,350
Non interest income	$3,838	$4,116	$3,989	$3,988	$4,173	$15,931	$16,437
Non interest expense	$9,945	$9,963	$10,182	$9,418	$9,371	$39,508	$38,694
Net income	$1,640	$21,287	$1,496	$1,114	$5,687	$25,537	$8,545
Basic earnings per share	$0.09	$1.19	$0.08	$0.06	$0.33	$1.43	$0.49
Diluted earnings per share	$0.09	$1.17	$0.08	$0.06	$0.33	$1.41	$0.49
Average shares outstanding	18,185,178	17,912,946	17,906,085	17,516,382	17,385,761	17,882,070	17,332,012
Average diluted shares outstanding	18,391,184	18,179,335	18,166,220	17,746,355	17,452,206	18,085,094	17,387,059

PERFORMANCE RATIOS
Return on average assets	0.56%	7.19%	0.49%	0.35%	1.81%	2.12%	0.69%
Return on average common equity	6.32%	104.82%	6.95%	5.32%	28.30%	28.78%	10.99%

Base Margin	3.15%	3.07%	2.83%	2.74%	2.84%	2.94%	2.98%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.03%	0.05%	0.04%	0.03%	0.03%	0.04%	0.04%
FTE Net Interest Margin	3.23%	3.17%	2.92%	2.82%	2.92%	3.03%	3.07%

Efficiency ratio	77.84%	72.25%	75.57%	74.43%	70.33%	75.01%	70.51%
Full-time equivalent employees	374	367	364	367	357	368	352

CAPITAL
Average equity to average assets	8.89%	6.86%	7.08%	6.67%	6.41%	7.36%	6.26%
Book value per share	$5.37	$5.63	$4.42	$4.80	$4.80	$5.37	$4.80
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$1,040	$1,324	$1,673	$1,587	$4,658	$5,624	$12,015
Loan Recoveries	$383	$695	$569	$687	$334	$2,334	$1,099
Net Charge-Offs	$657	$629	$1,104	$900	$4,324	$3,290	$10,916

Allowance for loan and lease losses	$16,209	$16,766	$17,195	$17,899	$17,299	$16,209	$17,299

Nonaccrual Loans	$23,710	$28,010	$32,051	$31,558	$31,343	$23,710	$31,343
Loans 90 days past due	$46	$4	$12	$314	$1	$46	$1
Restructured loans	$32,450	$29,926	$32,192	$37,581	$38,460	$32,450	$38,460
Total non performing loans	$56,206	$57,940	$64,255	$69,453	$69,804	$56,206	$69,804
Other real estate owned & other assets	$9,638	$10,840	$11,469	$15,177	$14,294	$9,638	$14,294
Nonaccrual Investment Securities	$3,259	$3,320	$3,144	$3,045	$3,045	$3,259	$3,045
Total non performing assets	$69,103	$72,100	$78,868	$87,675	$87,143	$69,103	$87,143
Problem Loans Still Performing	$25,411	$29,191	$36,867	$37,815	$38,086	$25,411	$38,086
Total Problem Assets	$94,514	$101,291	$115,735	$125,490	$125,229	$94,514	$125,229

Net loan charge-offs to average loans	0.43%	0.41%	0.72%	0.59%	2.69%	0.54%	1.65%
Allowance for loan losses to total loans	2.71%	2.74%	2.79%	2.90%	2.75%	2.71%	2.75%
Non performing loans to gross loans	9.39%	9.48%	10.43%	11.26%	11.10%	9.39%	11.10%
Non performing assets to total assets	5.65%	6.02%	6.78%	6.82%	6.87%	5.65%	6.87%
Allowance to non performing loans	28.84%	28.94%	26.76%	25.77%	24.78%	28.84%	24.78%

END OF PERIOD BALANCES
Loans and leases	$598,258	$611,094	$615,828	$616,805	$628,769	$598,258	$628,769
Total earning assets	$1,101,014	$1,078,526	$1,057,862	$1,188,905	$1,167,318	$1,101,014	$1,167,318
Total assets	$1,223,322	$1,198,132	$1,162,672	$1,286,146	$1,268,595	$1,223,322	$1,268,595
Deposits	$1,069,718	$1,054,143	$1,040,860	$1,062,465	$1,048,830	$1,069,718	$1,048,830
Interest Bearing Liabilities	$880,874	$894,134	$881,584	$998,380	$987,949	$880,874	$987,949
Shareholders' equity	$110,639	$100,824	$79,075	$85,949	$83,574	$110,639	$83,574
Total Shares Outstanding	20,605,493	17,917,512	17,909,898	17,903,656	17,396,179	20,605,493	17,396,179

AVERAGE BALANCES
Loans and leases	$603,972	$611,229	$617,978	$622,437	$640,558	$613,844	$660,694
Total earning assets	$1,066,010	$1,084,368	$1,127,714	$1,178,554	$1,154,384	$1,113,769	$1,146,388
Total assets	$1,157,156	$1,175,090	$1,219,133	$1,274,201	$1,247,128	$1,205,988	$1,241,480
Deposits	$1,038,794	$1,061,365	$1,044,412	$1,057,395	$1,030,677	$1,050,470	$1,025,817
Interest Bearing Liabilities	$867,590	$894,835	$937,639	$995,213	$972,104	$923,389	$981,298
Shareholders' equity	$102,891	$80,571	$86,350	$84,975	$79,940	$88,723	$77,777

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarter Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands (except per share data)	2013	2012	2013	2012
Interest Income
Interest and fees on loans	$7,364	$8,277	$30,470	$35,050
Interest on investment securities-
Tax-exempt	309	329	1,255	1,405
Taxable	1,984	1,862	7,367	7,885
Interest on balances due from banks	15	50	146	195
Total interest income	9,672	10,518	39,238	44,535

Interest Expense
Interest on deposits	953	1,366	4,314	6,330
Interest on borrowed funds	190	836	1,723	3,556
Total interest expense	1,143	2,202	6,037	9,886

Net Interest Income	8,529	8,316	33,201	34,649
Provision For Loan Losses	100	2,500	2,200	7,350

Net Interest Income After
Provision For Loan Losses	8,429	5,816	31,001	27,299

Other Income
Income from wealth management services	1,095	1,169	4,351	4,028
Service charges and other fees	1,097	1,172	4,325	4,564
Debit Card income	511	508	2,032	1,998
Net gain on sales of securities	118	41	424	1,280
Origination fees on mortgage loans sold	96	278	702	902
Bank Owned Life Insurance income	349	380	1,466	1,458
Other	572	625	2,631	2,207
Total other income	3,838	4,173	15,931	16,437

Other Expenses
Salaries and employee benefits	5,673	5,185	21,520	20,313
Occupancy expense	907	619	3,053	2,677
Equipment expense	655	689	2,679	2,915
Marketing expense	177	177	725	701
Professional fees	387	617	1,965	2,263
Collection expense	37	50	193	238
Net loss on other real estate owned	103	206	1,442	1,078
Other real estate owned expense	172	238	1,001	1,496
FDIC deposit insurance assessment	695	677	2,773	2,744
Other	1,139	913	4,157	4,269
Total other expenses	9,945	9,371	39,508	38,694

Profit Before Income Taxes	2,322	618	7,424	5,042
Income Tax Expense (Benefit)	682	(5,069)	(18,113)	(3,503)
Net Profit	$1,640	$5,687	$25,537	$8,545

Basic Earnings Per Common Share	$0.09	$0.33	$1.43	$0.49

Diluted Earnings Per Common Share	$0.09	$0.33	$1.41	$0.49

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31,
Dollars in thousands	(Unaudited)	2012
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$15,448	$17,116
Interest bearing	62,349	95,391
Total cash and cash equivalents	77,797	112,507

Securities - Held to Maturity	34,846	38,786
Securities - Available for Sale	394,956	393,767
Federal Home Loan Bank stock - at cost	10,605	10,605
Loans held for sale	668	1,520

Loans	597,590	627,249
Allowance for Loan Losses	(16,209)	(17,299)
Loans - Net	581,381	609,950

Accrued interest receivable and other assets	34,735	10,037
Other Real Estate Owned	9,628	14,262
Bank Owned Life Insurance	50,493	49,111
Premises and Equipment - Net	28,213	28,050
Total assets	$1,223,322	$1,268,595

Liabilities
Deposits:
Non-interest bearing	$215,844	$183,016
Interest-bearing	853,874	865,814
Total deposits	1,069,718	1,048,830

Federal Home Loan Bank advances	12,000	107,000
Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	15,965	14,191
Total liabilities	1,112,683	1,185,021

Shareholders' Equity
Common stock (no par value)	14,703	2,397
Retained Earnings	106,817	81,280
Unearned Compensation	(7)	(27)
Accumulated other comprehensive loss	(10,874)	(76)
Total shareholders' equity	110,639	83,574
Total liabilities and shareholders' equity	$1,223,322	$1,268,595

FOR FURTHER INFORMATION:

H. Douglas Chaffin	John L. Skibski	John Betrus
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	john.betrus@mbandt.com